Exhibit 99.1

Allied Esports Entertainment Withdraws Proposed Public Offering

of Common Stock

Company’s Chairman commits to purchase shares of common stock for $2 million

IRVINE, Calif. (February 26, 2020)-- Allied Esports Entertainment, Inc. (NASDAQ: AESE) (“Allied Esports” or the “Company”), a global esports entertainment company, today announced that it will not proceed with the public offering of its common stock previously announced on January 29, 2020. The Company will withdraw its registration statement on Form S-1 (File No. 333-235602) relating to the proposed offering, which had previously been filed with the U.S. Securities and Exchange Commission, but has not yet become effective.

In addition, Allied Esports also announced today that the Chairman of its Board of Directors, Lyle Berman, has committed to purchase newly issued shares of Allied Esports common stock. Pursuant to an agreement, the Company may sell Mr. Berman shares for aggregate gross proceeds of up to $2.0 million upon exercising an option to do so prior to April 9, 2020. Mr. Berman has agreed not to sell, pledge, transfer or otherwise dispose of these shares for a period of six months commencing on the date of issuance. The Company has no obligation to sell shares to Mr. Berman under this arrangement. To the extent it exercises its option, the Company plans to use the proceeds from the common stock sale for working capital and general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy common stock or any other securities of Allied Esports in any jurisdiction.

About Allied Esports Entertainment

Allied Esports Entertainment, Inc. (NASDAQ: AESE) is a global leader in esports entertainment, providing innovative infrastructure, transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports International, Inc. (Allied Esports) and the World Poker Tour (WPT).

Allied Esports is an award-winning, innovative esports company comprised of a global network of dedicated esports properties and content production facilities. Its mission is to connect players, streamers and fans around the world through integrated arenas, including its flagship venue, HyperX Esports Arena Las Vegas, its fleet of mobile esports trucks, the HyperX Esports Trucks, and affiliate members of the Allied Esports Property Network, which serve as both competition battlegrounds and everyday content generation hubs.

World Poker Tour is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. WPT ignited the global poker boom in 2002 with the creation of its iconic television show, now in its 18th season, based on a series of high-stakes poker tournaments. ClubWPT.com is a unique online membership platform that offers inside access to the WPT.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of us, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: our ability to successfully complete the proposed offering; our ability to execute on our business plan; our ability to retain key personnel; general economic and market conditions impacting demand for our products and services; adequacy of our funds for future operations; our future expenses, revenue and profitability; our ability to develop new products; our dependence on key suppliers, manufacturers and strategic partners; and industry trends and the competitive environment in which we operate. These and other risk factors are discussed in our reports filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Brian Fisher

Allied Esports

brian@alliedesports.com

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249